Exhibit 5.1

June 23, 2008

Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027

Ladies and Gentlemen:

        As set forth in the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by Cameron International Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), relating to the registration under the Act of unsecured debt securities of the Company ("Debt Securities") that may be issued pursuant to an Indenture (the "Indenture") between the Company and Wells Fargo Bank, National Association, as trustee (the "Trustee"), and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with the Debt Securities are being passed upon for the Company by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

        In our capacity as your counsel in connection with the matters referred to above, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and Bylaws of the Company, each as amended to date, the Indenture, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinion hereinafter expressed. In giving this opinion, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates and we have assumed, without independent investigation, that all signatures on documents we have reviewed are genuine, the legal capacity of all natural persons, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies of original documents conform to the original documents and all these original documents are authentic, and all information submitted to us was accurate and complete.

        In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective automatically upon filing under the Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby; (iii) all Debt Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) the Company will remain a Delaware corporation.

        On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Debt Securities to be issued under the Indenture, when (i) the Company and its Board of Directors have taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters, and such Debt Securities do not include any provision that is unenforceable, (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the provisions of the applicable definitive purchase, underwriting or similar agreement authorized by the Company's Board of Directors, and upon payment of the consideration therefor provided for therein, such Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company, except as the enforceability thereof is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors'

rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

        The opinion set forth above is limited in all respects to (1) the laws of the State of New York, (2) the General Corporation Law of the State of Delaware, which includes the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and (3) applicable federal law.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any related 462(b) Registration Statement and to the reference to us under "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.